Exhibit 10.44

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with an [*}, has been filed separately with the Securities and Exchange Commission.]

                            PRIMARY AGREEMENT BETWEEN

                           LifeNet and Osteotech, Inc.

                       CARRIER AND BIO-IMPLANT ALLOGRAFTS

                                PRIMARY AGREEMENT
                       CARRIER AND BIO-IMPLANT ALLOGRAFTS

     THIS AGREEMENT, with an Effective Date of January 4, 2002, is by and between LifeNet, ("LifeNet"), with its principal place of business at 5809 Ward Court, Virginia Beach, Virginia 23455, and Osteotech Inc. ("Osteotech"), with its principal place of business at 51 James Way, Eatontown, NJ 07724.

                                    RECITALS

     WHEREAS, LifeNet and Osteotech wish to hereby set forth the terms of an Agreement for Carrier Allografts and Bio-Implant Allografts, both as herein defined;

     WHEREAS, LifeNet is a non-profit tissue bank and recovers, processes, promotes, and distributes human allograft tissue for transplantation using LifeNet Technology;

     WHEREAS, LifeNet is a Tissue Bank accredited by the American Association of Tissue Banks ("AATB");

     WHEREAS, Osteotech is a publicly traded, for-profit company that processes, markets and promotes human allograft bone tissue for transplantation using Osteotech Technology;

     WHEREAS, Osteotech is a Tissue Bank accredited by the American Association of Tissue Banks ("AATB");

     WHEREAS, Osteotech and LifeNet both wish for Osteotech to produce Carrier Allografts using Osteotech Technology for LifeNet and its Alliance Partners to be marketed and promoted by a third party marketing organization that is acceptable to both Osteotech and LifeNet ("referred to herein as "The Third Party Marketing Organization").

     WHEREAS,   Osteotech  and  LifeNet  both  wish  for  Osteotech  to  produce
Bio-Implant Allografts using Osteotech Technology for LifeNet and its Alliance Partners to be marketed and promoted by Osteotech.

     WHEREAS, Osteotech provides specialized medical instrumentation for use in the implantation of Bio-Implant Allografts;

     WHEREAS, both The Third Party Marketing Organization and Osteotech either will provide or provides marketing expertise, educational programs and research and


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

development capabilities and will provide substantial value to LifeNet and add substantial value to the Allografts described herein; and,

     WHEREAS, LifeNet and Osteotech recognize the need for and benefits that result from the availability of tissues for transplantation and desire to cooperate with each other in the provision of human tissue Allografts for clinical transplantation.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.        Principles

The following is a statement of the parties' intent but is not binding on or applicable in any way to the interpretation of other provisions in this Agreement.

1.1. Human tissue is an altruistic gift from a donor to a recipient. According to the U.S. National Organ Transplant Act (NOTA)(USC 274e), human tissue cannot be sold and is not the property of any entity, but rather is held in the care of a tissue bank as a public trust. The services provided by a tissue bank include recovery, processing, storage, and distribution of human tissue to the recipient in a form that is suitable for clinical use and that is helpful in restoring the recipient's form or function. While tissue recovery and distribution are generally accepted as functions of tissue banking entities, reimbursement of the costs associated with providing services including the processing, promotion, and application of proprietary technology, are not considered the sale of human tissue as defined under NOTA.

1.2 LifeNet and its Alliance Partners are non-profit, tax exempt, public organizations and tissue banks. Human tissue that is recovered and processed and/or distributed by LifeNet and its Alliance Partners must comply with all federal and state laws, rules and regulations. It is the intent that LifeNet and its Alliance Partners shall conduct their activities in such a way as to protect LifeNet and its Alliance Partners' non-profit tax exempt status, to uphold LifeNet and its Alliance Partners' responsibility as stewards of a public trust and resource, and to comply with all appropriate federal and state regulations. In an effort to provide the most efficient use of human tissue to the recipients they serve, LifeNet and its Alliance Partners wish to make available to patients allograft tissue which is processed by Osteotech.

1.3 Osteotech is a publicly traded, for-profit company which processes, markets and promotes allograft tissue. It is the intention of the parties that, Osteotech process, market and/or promote allograft tissue recovered and distributed by LifeNet


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

          and its Alliance Partners. Osteotech intends also to enter into an agreement with The Third Party Marketing Organization for the marketing and promotion of certain allograft tissues. All human allograft tissue processed, marketed and promoted by Osteotech and/or The Third Party Marketing Organization, which is recovered by LifeNet and its Alliance Partners, will, at all times, be considered in the trust and care of LifeNet and its Alliance Partners which are the parties responsible for maintaining control of the chain of custody of human tissues from the donor to the recipients and hospitals.


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

2.0       Definitions

2.1       "Effective Date" shall mean the effective date of this Agreement.

2.2 "Aseptic Procurement" shall mean the procurement of allograft tissues under aseptic conditions using standard operating room techniques.

2.3 "Allografts" shall mean specific forms, formulations, or designs of human allograft bone tissue and referring collectively or individually to Bio-Implants Allografts and Carrier Allografts.

2.4 "Carrier Allografts" shall mean allograft bone formulations, prepackaged and distributed within a biocompatible chemical carrier for delivery of such allograft bone tissue to the surgical site and which are produced under certain of the claims of the Osteotech Patents listed in Appendix F.

2.5 "Bio-Implant Allografts" shall mean a line of allograft-based, structural spinal bio-implants produced by Osteotech including the tradenames of bio-d(R) or Graftech(TM) Threaded Cortical Bone Dowel, Graftech(TM) Posterior Ramp, Graftech(TM) Cervical Spacer, Graftech(TM) Cervical Dowel and Graftech(TM) Cortical Spacers.

2.6 "Osteotech Technology" shall mean Osteotech Patents, Patents pending, know how, and all proprietary technology owned or controlled by Osteotech as of the Effective Date, that relates to and/or is useful in the production of Carrier Allografts and/or Bio-Implant Allografts.

2.7 "LifeNet Technology" shall mean LifeNet Patents, Patents pending, know how, and all proprietary technology owned or controlled by LifeNet as of the Effective Date, that relates to and/or is useful in the production of Carrier Allografts and/or the cleaning of bone to be used in Bio-Implant Allografts.

2.8 "Affiliate" of a party shall mean any entity or person that directly or indirectly controls, is controlled by or is under common control with such party. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

2.9 "Alliance Partner or LifeNet Alliance Partner(s)" shall mean any third party(ies) with whom LifeNet has an alliance or business agreement to cooperatively recover, process and/or distribute tissue and who has a signed agreement with LifeNet to participate in supplying donor tissue for Carrier and/or Bio-implant


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

          Allografts under this Agreement. Appendix A lists LifeNet current Alliance Partners, which may be updated from time to time.

2.10      "AATB" shall mean the American Association of Tissue Banks.

2.11      "Standards of Practice or SOPs" shall mean Standards of Practice.

2.12 "OPO Recovery Partner(s) shall mean a HCFA designated organ procurement organization (OPO) which is bound by a written agreement with either LifeNet or a LifeNet Alliance Partner to recover and/or distribute allograft tissue.

2.13 "HCFA" shall mean the Health Care Financing Administration, a division of Health and Human Services.

2.14 Primary Service Area shall mean the specific areas and/or hospitals designated by HCFA to LifeNet and its Alliance Partner(s) and their respective OPO Recovery Partners. Appendix A lists LifeNet and its Alliance Partners' Primary Service Area, which may be updated from time to time.

2.15 "Patents" shall mean all United States and Canadian patents, patent applications and continuations-in -part.

2.16 "Customers" shall mean all hospitals and physicians which place orders for Allografts in the Territory for use in the Field.

2.17      "Field" shall mean spine, orthopaedic and trauma.

2.18      "FDA" shall mean the United States Food and Drug Administration.

2.19 "End User Fee" shall mean the gross amount invoiced to the Customer less any sales or use taxes, tariffs, customs duties and other government charges, shipping/mailing charges, insurance and returns.

2.20 "NOTA" shall mean the National Organ Transplant Act, as may be amended from time to time.

2.21 "Service Fee" shall mean the amount due to Osteotech for the services rendered under this Agreement for each Allograft unit distributed and invoiced to Customer(s) by LifeNet and/or its Alliance Partners or by Osteotech, as the case may be.


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

2.22 "Marketing Agreement" shall mean the agreement between Osteotech and The Third Party Marketing Organization for the promotion and marketing of Carrier Allografts produced under this Agreement.

2.23 "First Right" shall mean the right, with priority over any other party, to supply, produce, acquire, or negotiate.

2.24      "Term" shall mean the Initial Term and the Renewal Terms, if any.

2.25      "Territory" shall mean the United States and Canada.

2.26      "Osteotech" shall mean Osteotech, Inc..

2.27      "LifeNet" shall mean LifeNet.

2.28 "The Third Party Marketing Organization" shall mean a third party organization with expertise in sales, promotion and marketing of products similar to Carrier Allografts and Bio-Implants, that is acceptable to both Osteotech and LifeNet.

2.29 "Osteotech Patents" shall mean the Patents listed in Appendix F and any extensions and continuations thereof.

2.30 "LifeNet Patents" shall mean those Patents listed in Appendix H and any extensions and continuations thereof.

3.0       Related Agreements

3.1 Osteotech and LifeNet agree that Osteotech shall use commercially reasonable efforts to enter into and maintain a Marketing Agreement with The Third Party Marketing Organization for the marketing and representation by The Third Party Marketing Organization of Carrier Allografts during the Term of this Agreement.

3.2 Osteotech and LifeNet hereby agree that LifeNet shall have the right to enter into written agreements ("Related Agreements") with each of its Alliance Partners who wish to participate through LifeNet in this Agreement (the "Primary Agreement") between Osteotech and LifeNet in the provision of Carrier and Bio-Implant Allografts as outlined in this Primary Agreement. Copies of such Related Agreements shall be provided to Osteotech prior to the execution thereof and Osteotech shall have the right to approve such Related Agreements. Such approval shall not be unreasonably withheld.


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

3.3 Osteotech and LifeNet may sign other agreements or addendums related to this Agreement (the "Primary Agreement"). The provisions of this Primary Agreement may be incorporated into such additional agreement(s) and/or additional provisions and terms may be added to this Primary Agreement through such additional agreement(s).

4.0       Carrier Allografts

4.1       General

         Osteotech is the owner of the Osteotech Patents which contain claims related to formulations which can be used as carriers for bone tissue. Osteotech will use commercially reasonable efforts to maintain such valid Patents and valid Patent claims which will cover the Carrier Product(s) made under this Agreement. Osteotech will produce Carrier Allografts pursuant to certain claims of the Osteotech Patents within the Territory utilizing allograft bone tissue provided to Osteotech by either LifeNet or a LifeNet Alliance Partner.


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

4.2       Carrier Allograft Specification(s) and Name

          The Third Party Marketing Organization and Osteotech and LifeNet will mutually agree on the specifications and name of Carrier Allografts to be produced. The tradename for the Carrier Allografts produced by Osteotech pursuant to this Agreement shall be owned by LifeNet and/or The Third Party Marketing Organization. Osteotech agrees to produce for LifeNet, if reasonably possible and at LifeNet's option, a line of glycerol-based carriers with the types and required characteristics (the "Required Characteristics") as are listed in Appendix B.

4.3       Recovery

          LifeNet and its Alliance Partners will provide aseptically recovered, partially processed bone tissue to Osteotech for processing into Carrier Allografts in accordance with the policies and procedure set forth in the Standards for Tissue Banking, and applicable technical manuals of the AATB, and any other binding applicable international, federal, state or local regulations or standards.

4.4       Processing

          Tissue for Carrier Allografts will undergo initial processing by LifeNet or its Alliance Partners. Such partially processed bone tissues for Carrier Allografts will then be shipped to Osteotech to produce Carrier Allografts in a manner acceptable to Osteotech. Osteotech will make available, to LifeNet and its Alliance Partners, SOPs regarding same (see Section 13.4). Carrier Allograft final processing will be performed at Osteotech.

4.5       Packaging and Labeling

          4.5.1 Osteotech shall develop and use a packaging and labeling system that is acceptable to LifeNet. The Carrier Allograft packaging system will be supplied and validated by
                    Osteotech. The Carrier Allograft label will display the tradename of the Allograft, Osteotech as the processor of the Allograft, and LifeNet or its Alliance Partner as the provider of donor tissue. All labeling must adhere to AATB and FDA regulations and standards, as well as any other federal, state, and local governmental laws or regulations which may be applicable.

          4.5.2 All Carrier Allograft units will be identified by a unique code which will allow each unit to be tracked to its Customer, as may be required by AATB or federal and state laws, rules and regulations.


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

          4.5.3 Carrier Allograft initial packaging and labeling will be performed at Osteotech. Carrier Allograft final packaging and labeling will be performed at LifeNet or its Alliance Partner, including the addition of box, insert, and tracking records. LifeNet or its Alliance Partner will provide the necessary box, insert and tracking materials.

4.6       Quality Assurance and Documentation

          4.6.1 LifeNet and its Alliance Partners will supply Osteotech with any and all documentation of donor criteria and initial processing as Osteotech may require to produce Carrier Allografts. Osteotech will make available to LifeNet and its Alliance Partners SOPs regarding same. LifeNet and its Alliance Partners will maintain all donor screening and suitability records (see Section 13.4).

          4.6.2 LifeNet and its Alliance Partners will maintain adverse event reporting and tissue utilization records.

          4.6.3 Osteotech will maintain appropriate Carrier Allograft design and processing records.

          4.6.4     LifeNet  and its  Alliance  Partners  will  determine  donor
                    suitability   and  will  release   tissue  to   distribution
                    inventory.

          4.6.5 LifeNet and its Alliance Partners and Osteotech will comply with relevant federal, state, and foreign government, FDA and AATB regulations and standards.

          4.6.6 LifeNet and its Alliance Partners, on the one hand, and Osteotech, on the other hand, will make available for the other party's review current SOP's related to activities necessary to process and distribute the Carrier Allografts (see Section 13.4).

          4.6.7 LifeNet and its Alliance Partners will provide research tissue to Osteotech, on a periodic basis, to support QA testing requirements.

          4.6.8 Each of the parties will maintain complete and accurate records and documentation concerning donor tissue which are applicable to such party's obligations under this Agreement, such as medical history, donor suitability, processing, sterility verification, inventory, distribution, and work-in-process, and will provide appropriate reports at the request of the other party. All documentation shall be in English. Osteotech shall


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

                    have the right to reject tissue if it finds the donor or donor material unacceptable to Osteotech for processing into Carrier Allografts.

          4.6.9 In the event of an FDA, AATB, or other similar inspection, LifeNet and its Alliance Partners and Osteotech agree to provide records to the inspecting entity necessary to satisfy such inspection within 24 hours of a request by such inspecting entity.

4.7       Distribution

          Osteotech will return all processed Carrier Allografts to either LifeNet or its Alliance Partners, at the sole discretion of LifeNet, for subsequent distribution and invoicing to Customers as directed by LifeNet.

4.8       Marketing and Promotion

          Pursuant to Section 3.1, Osteotech agrees to appoint The Third Party Marketing Organization as the exclusive marketing and promotional agent in the Territory for the Carrier Allografts produced by Osteotech pursuant to this Agreement in the Field pursuant to the Marketing Agreement. If Osteotech fails to appoint The Third Party Marketing Organization acceptable to LifeNet under the Marketing
          Agreement  for Carrier  Allografts,  then LifeNet may  terminate  this
          Agreement related to both Bio-implants and Carrier Allografts immediately upon thirty (30) days written notice to Osteotech. If, after such initial appointment of The Third Party Marketing Organization for Carrier Allografts, either Osteotech or The Third Party Marketing Organization terminates the Marketing Agreement, then:

          4.8.1 The provisions and conditions of this Agreement related to Bio-implant Allografts shall continue for the Term of this Agreement; and,

          4.8.2 LifeNet may, at its sole discretion have the right to either: (A) terminate all provisions and conditions of this Agreement related solely to Carrier Allografts upon ninety
                    (90) days written notice to Osteotech; or, (B) have the right to continue this Agreement for Carrier Allografts by providing for the marketing and promotion of Carrier
                    Allografts directly through the sales force of LifeNet and its Alliance Partners, provided LifeNet agrees to a new marketing agreement that is acceptable to Osteotech and provided that LifeNet can maintain and service the then existing customer base for Carrier Allografts; or, (C) work together with Osteotech to locate a new marketing partner and co-negotiate a new Marketing Agreement for Carrier Allografts with a new marketing partner provided such new marketing partner is acceptable to Osteotech and a new marketing


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

                    partner agrees to the terms of a marketing agreement that is reasonably acceptable to Osteotech.

4.9       Exclusivity

          4.9.1 Osteotech agrees that the Carrier Allografts, when formulated such that they include the Required Characteristics as described in Appendix B, shall be exclusive to LifeNet and/or The Third Party Marketing Organization in the Territory for the Field in accordance with and subject to the terms and conditions of the
                    Marketing Agreement. Such exclusivity shall continue with respect to LifeNet, in the event that the Marketing Agreement with The Third Party Marketing Organization is terminated, as long as LifeNet complies with the terms and conditions of this Agreement relating to Bio-Implant
                    Allografts and so long as LifeNet does not terminate this Agreement related to Carrier Allografts pursuant to Section
                    4.8.2 (A) and LifeNet complies with either Section 4.8.2 (B) or 4.8.2 (C).

          4.9.2 LifeNet and/or its Alliance Partners shall not be restricted, in any way, from providing allograft tissue for or participating in other bone carrier allografts provided
                    (A) such bone carrier allografts do not infringe a valid claim of a non-expired, valid U.S. Patent owned by Osteotech; and, (B) LifeNet and/or its Alliance Partners have first fulfilled its obligations under this Agreement.

          4.9.3 To the extent the Carrier Allografts have the same general characteristics as Osteotech's Grafton(R) DBM products, Grafton(R) DBM products remain a product that Osteotech may continue to market in any manner, either on its own and/or with or through any third party that it determines in its sole discretion. Nothing contained herein shall restrict Osteotech from processing, marketing and/or distributing other bone carrier allografts, provided such bone carrier allografts do not contain either of the Required Characteristics in Appendix B. It is understood and agreed that Osteotech would not be prohibited from processing, marketing and/or distributing other bone carrier allografts which contain some but not all of the characteristics listed in Appendix B, except that Osteotech agrees not to utilize either of the Required Characteristics in Appendix B in the processing, marketing and/or distribution of other bone carrier allografts.

4.10      LifeNet Technologies

          LifeNet has developed proprietary technologies which may be of value to Osteotech in the production of the Carrier Allografts under this Agreement.


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

          LifeNet, at its sole option, will make available to Osteotech such LifeNet proprietary technology, including demineralization and bone cleaning technology, which Osteotech may not have available that may be necessary to produce Carrier Allografts with the desired characteristics. LifeNet hereby grants to Osteotech a limited, non-exclusive, royalty-free license to LifeNet proprietary technology, including any LifeNet patents with claims covering any such technology. This license is restricted to the use of LifeNet Technology for Carrier Allografts from tissue supplied by LifeNet and its Alliance Partners under this Agreement and not for any other use unless agreed to by LifeNet.

4.11      Carrier Allograft Fees (End User Fees)

          [*]

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[*] Certain portions of this page has been omitted and filed separately with the
Securities and Exchange Commission. Confidential Treatment with respect to such omitted portions has been requested.


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

4.12      Service Fees

          4.12.1 LifeNet and its Alliance Partners agree to pay Osteotech for its services related to Carrier Allografts pursuant to this Agreement, including engaging The Third Party Marketing Organization for marketing and promotion of Carrier Allografts, according to the Service Fee schedule in Appendix C.

          4.12.2 The Service Fee schedule in Appendix C is based on LifeNet and its Alliance Partners providing Allowash(TM) treated bone to Osteotech for subsequent processing into Carrier Allografts. Osteotech and LifeNet may negotiate further appropriate arrangements for processing of tissue that may differ from the Service Fee schedule in Appendix C and may negotiate changes in the Service Fee schedule to reflect such changes, from time to time, by mutual written consent.

          4.12.3    [*]

4.13      Control of Providers of Tissue for Carrier Allografts.

          4.13.1 LifeNet will have the sole right to determine the providers of all tissue to be used in Carrier Allografts.

          4.13.2 LifeNet and its Alliance Partners will have the First Right to supply all tissues needed for Osteotech to produce Carrier Allografts pursuant to this Agreement.

          4.13.3 In the event of a shortfall in the tissue supply required for Osteotech to produce Carrier Allografts pursuant to this Agreement, LifeNet will be solely responsible to find and/or acquire additional sources of tissue to produce Carrier Allografts through the donor resources available to LifeNet and its Alliance Partners.

          4.13.4 In the event that the efforts described in Section 4.13.3 are not sufficient to supply tissue for the requirements of Carrier Allografts, then LifeNet will negotiate with and approve other needed providers of tissue and will provide the necessary LifeNet Technology to such needed supplier in order to provide additional tissue for Carrier Allografts including, but not limited to, the LifeNet Technologies described in Section 4.10. In such event, LifeNet will negotiate licenses to LifeNet Technology, if required, with additional tissue suppliers which will be at a reasonable royalty for such technology. Such source may be used, if needed, to provide tissue

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                    with priority for the  production of LifeNet  VertiGraft(TM)
                    Structural Allografts if required by LifeNet .


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

4.14      Control of Inventory and Allograft Production

          4.14.1    [*]

          4.14.2    [*]

          4.14.3 LifeNet shall have the sole right to determine the number and location of distribution centers for Carrier Allografts produced for LifeNet and its Alliance Partners.

          4.14.4 LifeNet will have the right to transfer the responsibilities described in Section 4.14 to The Third Party Marketing
                    Organization. LifeNet will notify Osteotech promptly in writing of any such transfer of responsibilities.

4.15      Regulatory

          4.15.1    In the  event  the  FDA  should  determine  that  a  Carrier
                    Allograft produced under this Agreement should require a premarket submission to the FDA and the Carrier Allograft only contains glycerol and bone, then Osteotech will be responsible for submitting such regulatory submission at its own cost.

          4.15.2    In the  event  the  FDA  should  determine  that  a  Carrier
                    Allograft produced under this Agreement should require a premarket submission to the FDA and the Carrier Allograft contains a substance other than glycerol and bone, then LifeNet and/or The Third Party Marketing Organization will be responsible for submitting such regulatory submission at their own cost, and such submission shall be owned by LifeNet and/or The Third Party Marketing Organization if submitted under either such parties' name.

4.16      Reports

          LifeNet and its Alliance Partners will provide to Osteotech a report, electronic and printed, within five (5) business days after the end of each month, which shall include (i) a list of accounts that have placed orders for Carrier

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          Allografts with the End User Fees for such Allografts;  (ii) a list of accounts where Carrier Allografts have been invoiced during the month;
          (iii) disposition of all orders for Carrier Allografts placed during the month; and (iv) all outstanding orders for Carrier Allografts.


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

5.0       Bio-Implant Allografts

5.1       General

          5.1.1     Osteotech  will produce  Bio-Implant  Allografts  within the
                    Territory   utilizing  allograft  bone  tissue  provided  to
                    Osteotech by LifeNet and its Alliance Partners.

          5.1.2 Bio-Implant Allografts, to be produced under this Agreement, will include Bio-D(R) or Graftech(TM) threaded cortical bone dowel, Graftech(TM) Posterior Ramp, Graftech(TM) Cervical Spacer, Graftech(TM) Cervical Dowel and Graftech(TM) Cortical Spacers.

          5.1.3 At the sole discretion of LifeNet, Graftech(TM) Anterior Ramp Bio-Implant (stand alone cortical femoral ring) and pinned tissue implants shall be specifically excluded under the definition of Bio-Implant Allografts for the purpose of this Agreement.

          5.1.4 Osteotech may, at its discretion, offer new products to be included under this Agreement. Bio-Implant Allografts may include other implant allografts that Osteotech may develop at a future time. The inclusion of new Bio-Implant Allografts under this Agreement will be at the sole option of LifeNet. Osteotech hereby agrees to provide LifeNet the right to include Osteotech's Plexus(TM) bio-implant allografts under this Agreement.

          5.1.5 LifeNet will use its best efforts to provide tissue necessary to meet the LifeNet Projected Bio-Implant Production set forth in Appendix D, which is based upon the projections provided by Osteotech and agreed to by LifeNet. Market demands for Bio-Implant Allografts will vary during the term of this Agreement, and the need for tissue may shift from one form to another, but overall, the amount of tissue provided by LifeNet and its Alliance Partners to Osteotech for Bio-Implants will remain as described by the breakdown of cortical and cancellous Bio-Implant Allografts provided on Appendix D.

5.2       Recovery

LifeNet and its Alliance Partners will provide aseptically recovered, partially processed bone tissue to Osteotech for processing into Bio-Implant Allografts as described in Section 5.1 and Appendix D in accordance with the policies and procedure set forth in the Standards for Tissue Banking, and applicable technical manuals of the AATB, and any other binding applicable international, federal, state or local regulations or standards.


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

5.3       Bio-Implant Allograft(s) Specification(s)

          Osteotech shall be solely responsible for setting the Specifications for tissue intended for use as Bio-Implant Allografts and will provide such Specifications to LifeNet and its Alliance Partners.

5.4       Processing

          5.4.1 Tissue for Bio-Implant Allografts will undergo initial processing by LifeNet or its Alliance Partners. Such partially processed bone tissues for Bio-Implant Allografts will then be shipped to Osteotech to produce Bio-Implant Allografts in a manner acceptable to Osteotech. Osteotech will make available to LifeNet and its Alliance Partners SOPs regarding such production of Bio-Implant Allografts (see Section 13.4). Bio-Implant Allograft final processing will be performed at Osteotech.

          5.4.2 LifeNet and its Alliance Partners agree to follow processing SOPs agreed to by Osteotech related to initial processing steps performed by LifeNet and its Alliance Partners in order to maintain osteoinductive and mechanical properties of Bio-Implant Allografts which will be substantially equivalent to similar Bio-Implant Allografts produced entirely using Osteotech Technologies.

          5.4.3     [*]

          5.4.4 At the option of LifeNet, all non-utilized tissue will be returned to LifeNet or its Alliance Partners.

5.5       Packaging and Labeling

          5.5.1 Osteotech will use a packaging and labeling system that is acceptable to LifeNet. The Bio-Implant Allograft packaging system will be supplied and validated by Osteotech. The Bio-Implant Allograft label will display the name of the Allograft, Osteotech as the processor of the Allograft, and

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                    LifeNet or its  Alliance  Partner as the  provider  of donor tissue. All labeling must adhere to AATB and FDA regulations and standards, as well as any other federal, state, and
                    local   governmental   laws  or  regulations  which  may  be
                    applicable.

          5.5.2 All Bio-Implant Allograft units will be identified by a unique code which will allow each unit to be tracked to its Customer as may be required by AATB or federal and state laws, rules and regulations.

          5.5.3 Bio-Implant Allograft packaging and labeling will be performed at Osteotech. Bio-Implant Allograft final packaging and labeling will be performed by Osteotech on behalf of LifeNet and its Alliance Partners, including the addition of box, insert, and tracking records. Osteotech will provide the boxes and inserts. LifeNet and its Alliance Partners will supply tracking records.

          5.5.4     Bio-Implant   Allografts  will  be  labeled  with  Osteotech
                    trademarks, including, but not limited to Bio-D(R) and Graftech(TM).

5.6       Quality Assurance and Documentation

          5.6.1 LifeNet and its Alliance Partners will supply Osteotech with any and all documentation of donor criteria and initial processing as Osteotech may require to produce Bio-Implant Allografts. Osteotech will make available to LifeNet and its Alliance Partners SOPs regarding same. LifeNet and its Alliance Partners will maintain all donor screening and suitability records (see Section 13.4).

          5.6.2 LifeNet and its Alliance Partners will maintain adverse event reporting and tissue utilization records.

          5.6.3 Osteotech will maintain appropriate Bio-implant Allograft design and processing records.

          5.6.4     LifeNet  and its  Alliance  Partners  will  determine  donor
                    suitability   and  will  release   tissue  to   distribution
                    inventory.

          5.6.5 LifeNet and its Alliance Partners and Osteotech will comply with relevant federal, state, and any foreign government, FDA and AATB regulations and standards.

          5.6.6 LifeNet and its Alliance Partners, on the one hand, and Osteotech, on the other hand, will make available for the other party's review current SOP's related to activities necessary to process and distribute the Bio-Implant Allografts (see Section 13.4).

          5.6.7 LifeNet and its Alliance Partners will provide research tissue to Osteotech, on a periodic basis, to support QA testing requirements.

          5.6.8 All parties will maintain complete and accurate records and documentation concerning donor tissue which are applicable to the respective parties' obligations under this Agreement, such as medical history, donor suitability, processing, sterility verification, inventory, distribution, and work-in-process, and will provide appropriate reports at the request of the other party. All documentation shall be in English. Osteotech shall have the right to reject tissue if it finds the donor or donor material unacceptable to Osteotech for processing into Bio-Implant Allografts.

          5.6.9 In the event of an FDA, AATB, or other similar inspection, LifeNet and its Alliance Partners and Osteotech agree to provide records to the inspecting entity necessary to satisfy such inspection within 24 hours of a request by such inspecting entity.

5.7       Distribution and Marketing

          5.7.1 Bio-Implant Allografts will be maintained at Osteotech on behalf of LifeNet and its Alliance Partners for distribution and invoicing to Customers, including those extended to hospital consignment and field representative programs. Bio-Implant Allograft order processing details will be defined and must be acceptable to both LifeNet and Osteotech. LifeNet will provide tissue-related marketing materials which Osteotech does not provide, including artwork, package labeling, inserts, etc.. At LifeNet's sole discretion, after at least 90 days prior written notice to, and consultation with Osteotech, LifeNet shall have the right to elect to distribute Bio-Implant Allografts, which have been processed from LifeNet and its Alliance Partners' tissue, directly from LifeNet and/or its Alliance Partners ("Distribution Election").

          5.7.2 Osteotech will provide a computer system to allow Osteotech to ship and invoice for Bio-Implant Allografts on behalf of LifeNet and its Alliance Partners. Such computer system will be capable of transferring Bio-Implant Allograft data to LifeNet and/or its Alliance Partners as may be required.

          5.7.3 LifeNet hereby appoints Osteotech to provide contract services for shipping and invoicing Bio-Implant Allografts on behalf of LifeNet and its Alliance Partners unless and until a change in the Distribution Election is made according to Section 5.7.1. Osteotech hereby accepts such appointment. LifeNet hereby appoints Osteotech as the exclusive marketing and promotional agent for the Bio-Implant Allografts produced by Osteotech pursuant to this Agreement. Osteotech hereby accepts such appointment. Osteotech shall have the right to appoint independent sales agents in order to perform its marketing and promotional activities hereunder.

          5.7.4 The order entry process for Bio-Implant Allograft customer orders will take place at Osteotech to match Bio-Implant Allograft orders with shipments of instruments needed for surgical procedures.

          5.7.5 As a contract distributor of Bio-Implant Allografts on behalf of LifeNet and its Alliance Partners, Osteotech shall:

                    5.7.5.1 Report, to both LifeNet and to its Alliance Partners, all Bio-Implant Allografts invoiced and their unique identifiers from tissue supplied to Osteotech by LifeNet or its Alliance Partners, in a manner acceptable to LifeNet, which will allow LifeNet and its Alliance Partners to track Bio-Implant Allograft units to the Customer, as may be required by AATB or federal and state laws, rules and regulations;

                    5.7.5.2 Invoice and collect End User Fees for Bio-Implant Allografts, on behalf of LifeNet and its Alliance Partners, using the then current Bio-Implant Allograft End User Fee determined by LifeNet from time to time;

                    5.7.5.3 Ensure that all Bio-Implant Allografts are shipped and handled in a manner acceptable to LifeNet;

                    5.7.5.4 Ensure that all Bio-Implant Allografts, produced using tissue from LifeNet or its Alliance Partners, are shipped as first priority to hospitals within the LifeNet Service Area as defined in Appendix A to supply orders for Bio-Implant Allografts originating from such hospitals, with priority over any other supplier or source of similar or same Bio-Implant Allografts;

                    5.7.5.5 Report to LifeNet or its Alliance Partner, within five (5) business days after the end of each month, all Bio-Implant Allografts produced within that month from LifeNet's or its Alliance Partner's donor tissue, including the amount and unit numbers of Bio-Implant Allografts in quarantine, in released inventory, and, if allowed, under consignment to hospitals and representatives;

                    5.7.5.6 Report to LifeNet or its Alliance Partners, within five (5) business days after end of that month, all Bio-Implant Allografts, produced by Osteotech from LifeNet or its Alliance Partners' donor tissue, invoiced within that month by Osteotech on behalf of LifeNet, including the amount invoiced for each unit, and its unique identifier to allow LifeNet or its Alliance Partner to invoice Osteotech for the Service Fees in Appendix E;

                    5.7.5.7 Upon receipt of the End User Fee by Osteotech on behalf of LifeNet or its Alliance Partners, Osteotech shall retain the amount representing the Osteotech Service Fee determined in accordance with Appendix E and shall remit the remaining portion of the End User Fee to LifeNet or its Alliance partner as described in Section 13.1; and

                    5.7.5.8   Be  responsible   for  the  cost  of  shipping  of
                              Bio-Implant Allografts to hospitals.

5.8       Bio-Implant Allograft Fees (End User Fees)

          [*]

5.9       Service Fees

          [*]

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                                       22

          [*]

          5.9.1 LifeNet and its Alliance Partners shall not be obligated to participate in any trade discounts offered by Osteotech for Bio-Implant Allografts.

          5.9.2 Service Fees from any future Bio-Implant Allografts, beyond those listed in Appendix E, shall be negotiated and agreed to in writing by Osteotech and LifeNet.

          5.9.3 LifeNet agrees to consider an Annual End User Fee increase that would take place on/about January 1, or as negotiated. In the event of such an increase, LifeNet will agree to a proportional increase in the Osteotech Service Fee for Bio-Implant Allografts.

          5.9.4 In the event that LifeNet should decide to unilaterally lower the End User Fee without the mutual consent of Osteotech, then LifeNet will continue to pay the last agreed upon Osteotech Service Fee for Bio-Implant Allografts.

5.10      Bio-Implant Allograft Instrumentation

          Osteotech will inventory and ship related allograft instrument systems. Osteotech will develop, produce, inventory and ship surgical technique guides and procedure videos, surgical templates and professional education materials. Additional revenue resulting from Osteotech charges for specialty instruments and the like, other than for the implants, is not subject to this Agreement.

5.11      Control of Inventory and Bio-implant Allograft Production

          5.11.1    [*]

          5.11.2 Osteotech will have the right to produce Bio-Implant Allografts from LifeNet and its Alliance Partners combined bone tissue availability to a maximum total inventory of Bio-Implant Allografts, including quarantined and in-house inventory [*] .

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                                       23

          5.11.3 In the event that the inventory of a Bio-implant Allograft should [*] in Section 5.11.2, then LifeNet shall have sole option to direct Osteotech to cease the production of such Bio-Implant Allografts until such time as the inventory level [*].

5.12      Regulatory

          In the event the FDA should determine that a Bio-Implant Allograft produced under this Agreement should require a premarket submission to the FDA, Osteotech will be responsible for submitting such regulatory submission at its own cost.

5.13      LifeNet Technologies

          LifeNet has developed proprietary bone cleaning technologies which may be of value to Osteotech in the production of the Bio-implant Allografts under this Agreement. LifeNet, at its sole option, will make available to Osteotech such LifeNet proprietary bone cleaning technology which Osteotech may not have available that may be necessary to produce Bio-Implant Allografts from tissue supplied by LifeNet and its Alliance Partners. LifeNet hereby grants to Osteotech a limited, non-exclusive, royalty-free license to such proprietary cleaning technologies. This license is restricted to the use of such LifeNet Technology for Bio-Implants Allografts produced from tissue supplied by LifeNet and its Alliance Partners under this Agreement and not for any other use unless agreed to by LifeNet.

6.0       Intellectual Property

6.1 LifeNet and Osteotech will collaborate on the application of existing relevant intellectual property owned or controlled by each of such parties for the purpose of processing and distributing the Carrier Allografts as provided in this Agreement.

6.2 LifeNet will have the non-exclusive limited license to use the technology covered by claims in Osteotech Patents solely for the purpose of processing and distributing the Carrier and Bio-Implant
          Allografts pursuant to this Agreement without the payment of additional royalties or fees to Osteotech other than those provided in this Agreement and other than the fees pursuant to existing agreements between Osteotech and LifeNet.

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                                       24
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6.3       In the case of new, jointly developed intellectual property related to
          Carrier   Allografts,   LifeNet  and  Osteotech   will  determine  the
          inventorship of any new patent, or authorship of any cooperative work in accordance with applicable patent law.

6.4 Relevant patents will be identified in package labeling of Carrier and Bio-Implant Allografts.

6.5 With regard to new proprietary technologies which are jointly developed by Osteotech and LifeNet as a result of this Agreement, LifeNet hereby incorporates into this Agreement a limited, non-exclusive, royalty-free license to Osteotech, and Osteotech hereby incorporates into this Agreement a limited, non-exclusive, royalty-free license to LifeNet.

7.0       Confidentiality

          As used herein, "Confidential Information" shall mean all confidential or proprietary information that is reduced to writing, marked as confidential and given to one party by the other party relating to such other party or any of LifeNet's Alliance Partners, including, but not limited to, information regarding any of the products of such other party or any of LifeNet's Alliance Partners, information regarding its trade secrets, patents pending, proprietary know-how, scientific data, designs, formulas, business plans, and financial data. Except as specifically provided in this Agreement, neither party shall, during the term of this Agreement and after the termination of this Agreement, use or disclose to third parties any Confidential Information of the other and each party shall insure that its employees, officers and agents shall not use or disclose to third parties any Confidential Information of the other; provided, however, that each party may disclose Confidential Information to its Alliance Partners, or consultants if such persons are informed of the confidential nature of such information and are under an obligation to keep such information confidential to the same extent as such party. Confidential Information shall not include information that (i) was already known to the receiving party at the time of its receipt thereof, as evidenced by its written records, (ii) is disclosed to the receiving party after its receipt thereof by a third party who has a right to make such disclosure without violating any obligation of confidentiality, (iii) is or becomes part of the public domain through no fault of the receiving party, (iv) is verbally disclosed to the receiving party without written notice of its confidential nature at the time of disclosure or within one (1) month thereafter, or (v) is required to be disclosed to comply with applicable laws or regulations or an order of a court or regulatory body having competent jurisdiction; provided the receiving party gives sufficient notice to the disclosing party in a time period sufficient to contest the requirement. All Confidential Information shall remain the property of the disclosing party. Neither party shall make copies of any Confidential Information of the other party without the prior written consent of such other party unless for distribution to employees or agents of the receiving party having a need to know and each receiving party shall return to the disclosing party promptly upon request by the disclosing party or at its option, destroy all Confidential Information disclosed by the disclosing party along with all copies made thereof and all documents or things containing any portion of any Confidential Information.

8.0       Tradenames and Trademarks

8.1       Ownership

          Both LifeNet and Osteotech acknowledge that neither has any rights in any copyrights, trademarks, tradenames, or insignia owned by the other anywhere in the world. Both LifeNet and Osteotech undertake that they will not assert any rights in any such intellectual properties arising by reason of this Agreement or the use of any such intellectual properties hereunder. Each party shall use the other party's trademarks and tradenames in connection with its activities hereunder but only as and to the extent expressly authorized by this Agreement.

8.2       Use

          If either party desires to use the trademark(s) and/or name of the other party in an advertisement, marketing materials, or promotional literature, or in connection with any product or service, such party must first seek the prior written approval of the party owning the rights to such trademark and/or name. Such approval shall be within the sole discretion of the other party. Nothing in this Agreement shall be construed as conferring any general license right to use any name, tradename, trademark, or other designation (including contraction, abbreviation or simulation) of either party by the other party in advertising, publicity or other promotional activities, or in connection with a product.

8.3       Return of Materials

          Upon termination or expiration of this Agreement, each party shall as soon as practicable deliver to the other party or its designee free of charge, or certify destruction of, any and all materials, including signs, advertising matter and catalogues containing such trademarks or tradenames of such other party then in its possession or in the possession of its employees or agents and shall cease from making further use of any such materials, trademarks or tradenames.


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

8.4       Survival

          This Section 8 shall survive termination of this Agreement, however arising.

9.0       Representations And Warranties

9.1       Product Warranties

          LifeNet represents and warrants that all donor tissue supplied by LifeNet in connection with this Agreement shall be provided in accordance with FDA and AATB regulations and standards, as well as any federal, state, and local governmental laws or regulations which may be applicable.

9.2 Based upon its understanding of current FDA regulations, Osteotech represents and warrants that the Allografts in existence and being distributed as of the Effective Date do not require and are not subject to any FDA clearance and approval requirements. Osteotech and LifeNet each represents and warrants that it shall comply with all present and future statutes, laws, ordinances and regulations relating to the recovery of donor tissue and the manufacture, assembly, packaging, labeling, supply and distribution of the Allografts, including, but not limited to, those enforced by the FDA, including compliance with FDA's quality system regulations, applicable FDA clearance and approval requirements, and applicable FDA requirements related to human tissue-based products.

9.3       Intellectual Property

          Osteotech  represents and warrants that, to the best of its knowledge,
          (i) Osteotech owns all necessary rights, title and interest in and to or otherwise has the necessary licenses to the Osteotech Patents, (ii) no academic institution, member of an academic institution, corporation or other entity, or any local, state or federal government holds any unlicensed or unassigned property rights in any Osteotech Patent, (iii) the processing, use and promotion of the Allografts in accordance with the terms of this Agreement does not infringe any third party's rights under any patent, copyright, trademark or trade secret right (provided that Osteotech makes no representation or warranty concerning the use of any LifeNet technology in connection with any such processing, use or promotion), and (iv) the use of the Osteotech trademarks by LifeNet and its Alliance Partners hereunder does not and will not infringe the rights of any third party. LifeNet is aware that (i) University of Florida Tissue Bank, Inc. ("UFTB"), Regeneration Technologies, Inc., Sofamor Danek Group, Inc. and Sofamor Danek L.P. have sued Osteotech claiming that Osteotech's bio-d(R) Threaded Cortical Bone Dowel infringes certain patents held by UFTB and (ii) Sofamor Danek Group, Inc. and Sofamor Danek L.P. have sued Osteotech claiming that the instruments used to implant the bio-d(R) Threaded Cortical Bone Dowel infringes certain patents held by Sofamor Danek, Inc ..

9.4       Execution and Performance of Agreement

          LifeNet and Osteotech each represents and warrants to the other that it has full right, power and authority to enter into and perform its obligations under this Agreement. LifeNet and Osteotech each further represents and warrants to the other that the performance of its obligations under this Agreement will not result in a violation or breach of, and will not conflict with or constitute a default under any agreement, contract, commitment or obligation to which such party or any of its Affiliates is a party or by which it is bound and that it has not granted and will not grant during the term of this Agreement or any renewal thereof, any conflicting rights, license, consent or privilege with respect to the rights granted herein.

10.0      Indemnification and Insurance

10.1      Patent Indemnification

          10.1.1 Osteotech agrees to indemnify LifeNet and any of its Alliance Partners against any and all claims, judgments, or damages made or obtained by a third party for patent infringement resulting from the processing, marketing or distribution of Allografts pursuant to this Agreement. Should LifeNet or any of its Alliance Partners be made a party to any patent infringement or declaratory judgment action by a third party directly related to the processing, marketing or distribution of Allografts pursuant to this Agreement, Osteotech will pay for all legal and associated costs to defend LifeNet or any such Alliance Partners from such actions including, but not limited to, all monetary judgments and damages against LifeNet and any Alliance Partners and including all attorney's fees, unless and to the extent that such judgment and damages are proximately caused by the negligence or intentional acts of LifeNet or such Alliance Partners. Claims, judgments or damages resulting from the use of LifeNet Technology or any modification of any Allografts by LifeNet or any of its Alliance Partners not approved by Osteotech in writing are excluded from this indemnification.

          10.1.2 LifeNet agrees to indemnify Osteotech against any and all claims, judgments, or damages made or obtained by a third party for patent infringement resulting from the use of LifeNet Technology in accordance with the terms of this Agreement. Should Osteotech be made a party to any patent infringement or declaratory judgment action by a third party directly related to the use of LifeNet Technology in accordance with the terms of this Agreement, then LifeNet will pay for all legal and associated costs to defend Osteotech from such actions including, but not limited to, all monetary judgments and damages against Osteotech and including all attorney's fees, unless and to the extent that such judgment and damages are proximately caused by Osteotech's negligence or intentional acts. Claims, judgments or damages resulting from actions taken as a result of any modification of LifeNet Technology by Osteotech not approved by LifeNet in writing are excluded from this indemnification.

          10.1.3 LifeNet or any Alliance Partners agree to indemnify Osteotech against any and all claims, judgments, or damages made or obtained by a third party for patent infringement, resulting from modification by LifeNet or any of its Alliance Partners of any Allografts, not approved by Osteotech in writing. Should Osteotech be made a party to any patent infringement or declaratory judgment action by a third party directly related to modification by LifeNet or any of its Alliance Partners of any Allografts, not approved by Osteotech in writing, then LifeNet or any Alliance Partners will be jointly and severally obligated to pay for all legal and associated costs to defend Osteotech from such actions including, but not limited to, all monetary judgments and damages against Osteotech and including all attorney's fees, unless and to the extent that such judgment and damages are proximately caused by Osteotech's negligence or intentional acts.

10.2      General Indemnification

          10.2.1    Indemnification by Osteotech

                    Osteotech agrees to defend, hold harmless and indemnify LifeNet and any Alliance Partners, against any damages, litigation costs, losses, obligations, liabilities, claims, actions or causes of actions sustained or suffered by LifeNet or any of its Alliance Partners arising from (i) a breach or default by Osteotech of any of its representations, warranties or covenants contained in this Agreement; (ii) claims of trademark or copyright infringement not covered by the patent indemnification provided in Section 10.1.1 related solely to trademarks or copyrights provided or used by Osteotech; (iii) a defect in any finished unit of tissue processed by Osteotech under this Agreement to the extent such defect results from an error or omission by Osteotech (including any employee or agent of Osteotech or other person to whom Osteotech has delegated any processing activities or any processing related activities hereunder), or from a failure of workmanship, by Osteotech; (iv) any medical claim made by any employee or authorized agent of Osteotech regarding tissue provided by LifeNet or any of its Alliance Partners which is processed by Osteotech pursuant to this Agreement (a) which is required by applicable laws or regulations to be approved by a relevant regulatory agency and has not been so approved and/or (b) which is not supported by credible objective scientific evidence; or (iv) a false and misleading representation made by any employee or authorized agent of Osteotech regarding any tissue processed by Osteotech pursuant to this Agreement which is provided by LifeNet or any of its Alliance Partners.

          10.2.2    Indemnification by LifeNet

                    LifeNet  or any  Alliance  Partners  agree to  defend,  hold harmless, and indemnify Osteotech against any damages, litigation costs, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Osteotech arising from (i) a breach or default by LifeNet or any of its Alliance Partners of any of their representations, warranties or covenants contained in this Agreement; (ii) claims of trademark or copyright infringement not covered by the patent indemnification provided in Section 10.1.2 related solely to trademarks or copyrights provided or owned and used by LifeNet or any of its Alliance Partners; (iii) a defect in any unit of tissue
                    (a) recovered and/or processed by LifeNet or any of its Alliance Partners under this Agreement to the extent such defect results from an error or omission by LifeNet or any of its Alliance Partners (including any employee or agent of LifeNet or any of its Alliance Partners or other person to whom LifeNet or any of its Alliance Partners delegated any processing activities, or any tissue recovery or distribution related activities hereunder, or from a failure of workmanship by LifeNet or any of its Alliance Partners or, (b) resulting from tissue recovery, processing, and/or distribution activities performed by LifeNet or any of its Alliance Partners pursuant to this Agreement, including without any limitation any testing performed by or at the direction of LifeNet or any of its Alliance Partners; (iv) any medical claim made by any employee or authorized agent of LifeNet or any of its Alliance Partners regarding any tissue processed by Osteotech which is provided by LifeNet or any of its Alliance Partners pursuant to this Agreement
                    (a) which is required by applicable laws or regulations to be approved by a relevant regulatory agency and has not been so approved and/or (b) which is not supported by credible objective scientific evidence; or (v) a false and misleading representation made by any employee or authorized agent of LifeNet or any of its Alliance Partners regarding any tissue processed by Osteotech which is provided to LifeNet or any of its Alliance Partners pursuant to this Agreement.

          10.2.3    Indemnification Procedures

                    For purposes of Sections 10.1.1 and 10.2.1 above, Osteotech shall be the "indemnifying party" and LifeNet or its Alliance Partners shall be the "indemnified party" and for the purposes of Sections 10.1.2, 10.1.3, and 10.2.2 above, LifeNet or its Alliance Partners shall be the "indemnifying party" and Osteotech shall be the "indemnified party". The obligations and liabilities of the indemnifying party hereunder with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                    10.2.3.1 The indemnified party shall give written notice to the indemnifying party of any assertion of claim by a third party which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity contained herein, stating the nature and basis of said assertion and the amount thereof, to the extent known, within five (5) business days after an officer of the indemnified party learns of the claim or receives notice thereof. Failure to give such notice within five (5) business days may, at the indemnifying party's option result in a reduction in any subsequent indemnification payment by an amount equivalent to the expenses and/or losses demonstrated to have been caused by such delay in notification.

                    10.2.3.2 In the event any action, suit or proceeding is brought against the indemnified party, with respect to which the indemnifying party may have liability under the indemnity agreement contained herein, the action, suit or proceeding shall, upon the written agreement of the indemnifying party that it is obligated to indemnify under the indemnity agreement contained herein, be defended (including all proceedings on appeal or for review which counsel for the defendant shall deem appropriate) by the indemnifying party. The indemnified party shall have the right to be represented by advisory counsel and accountants, at its own expense, and shall be kept fully informed of such action, suit or proceeding at all stages thereof, whether or not it is so represented. The indemnifying party shall make available to the indemnified party and its attorneys and accountants all books and records of the indemnifying party relating to such action, suit or proceeding. The parties will render reasonable assistance to each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

                    10.2.3.3  The   indemnifying   party   shall  not  make  any
                              settlement of any claims without the written consent of the indemnified party, which consent shall not be reasonably withheld or delayed.

                    10.2.3.4  The   indemnified   party   shall   not  make  any
                              settlement of any claims without the written consent of the indemnifying party.

10.3      Insurance

          Each of LifeNet and its Alliance Partners and Osteotech agrees to maintain at all times sufficient liability insurance to cover their respective obligations under this Agreement, so long as such insurance is available and for reasonable premiums. The amount of insurance will not alter any obligations that may arise as a result of the indemnification obligation provided in Sections 10.1 and 10.2.

11.0      Term

11.1      Initial and Renewal Terms

          Except as otherwise provided below and pursuant to Section 4.8, the Initial Term of this Agreement for both Carrier and Bio-implant Allografts shall commence on the Effective Date and shall continue for a period of five (5) years (the "Initial Term") and the termination date of this Agreement shall be the same as the Marketing Agreement between Osteotech and The Third Party Marketing Organization. Thereafter this Agreement will automatically renew for successive one
          (1) year periods (each a "Renewal Term") unless a party has given the other party written notice of its intent not to renew the Agreement, which notice shall be delivered at least ninety (90) days prior to the expiration of the then current term.

11.2      Bankruptcy

          ThisAgreement may be terminated by either party if the other party files a voluntary petition for bankruptcy or reorganization, is the subject of an involuntary petition for bankruptcy which is not dismissed within thirty (30) days, has its affairs placed in the hands of a receiver, enters into a composition for the benefit of creditors, or is deemed insolvent by a court of competent jurisdiction.


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

11.3      Representations, Warranties and Covenants

          ThisAgreement may be terminated by either party if a party is in material breach of its representations and warranties or covenants contained in this Agreement; provided, that the non-breaching party has provided at least thirty (30) days prior written notice to the breaching party identifying the breach and such breach has not been cured within such thirty (30) day period.

11.4      Infringement

          11.4.1    Notices of Carrier Allograft Infringement

                    If LifeNet or any Alliance Partners are served as a party to a lawsuit filed by a third party that any Carrier Allograft infringes any claim of any U.S. or Canadian patent or reissues or re-examinations thereof, LifeNet or any Alliance Partners may, at their sole discretion, terminate their supply of tissue for, processing of and/or distribution of the Carrier Allograft which is the subject of such third party lawsuit upon thirty (30) days prior written notice to Osteotech and this Agreement shall continue with respect to other Carrier Allografts not subject to such infringement lawsuit by a third party. LifeNet and/or any Alliance Partners shall not have the right to terminate this Agreement as to any Carrier Allograft which is the subject of any such patent infringement lawsuit if the infringement alleged is related to any LifeNet Technology or any modification made to such Carrier Allograft by LifeNet or any Alliance Partners which is not approved in writing by Osteotech. In such case Osteotech shall have the right to terminate its obligations under this Agreement with respect to such Carrier Allograft. LifeNet or any Alliance Partners, on the one hand, and Osteotech, on the other hand, shall provide prompt written notice to the other party upon receipt of service of any such third party lawsuit.

          11.4.2    Notices of Bio-Implant Infringement

                    If LifeNet or any Alliance Partners are served as a party to a lawsuit filed by a third party alleging that any Bio-Implant Allograft infringes any claim of any U.S. or Canadian patent or reissues or re-examinations thereof, LifeNet or any Alliance Partners may, at their sole discretion, terminate their supply of tissue for, processing of and/or distribution of the Bio-Implant Allografts which is the subject of such third party lawsuit upon thirty (30) days prior written notice to Osteotech and this Agreement shall continue with respect to other Bio-Implant Allografts not subject to such infringement lawsuit by a third party. LifeNet or its Alliance Partners shall not have the right to terminate this Agreement as to any Bio-Implant Allograft which is the subject of any such patent infringement lawsuit if the infringement alleged is related to any LifeNet Technology or any modification made to such Bio-Implant Allograft by LifeNet or any Alliance Partners which is not approved in writing by Osteotech. In such case Osteotech shall have the right to terminate its obligations under this Agreement with respect to such Bio-Implant Allograft.
                    LifeNet or any Alliance Partners, on the one hand, and Osteotech, on the other hand, shall provide prompt written notice to the other party upon receipt of service of any such third party lawsuit.

          11.4.3    Carrier and Bio-Implant Inventories

                    If the events of Section 11.4.1 or 11.4.2 occur, and the Agreement is terminated by LifeNet or any Alliance Partner as to a Carrier Allograft or Bio-Implant Allograft as provided in Sections 11.4.1 or 11.4.2, at the option of LifeNet or any Alliance Partners, Osteotech agrees to reimburse LifeNet or any Alliance Partners for, and take possession of, LifeNet and any such Alliance Partners'
                    remaining in-house and quarantined inventory of such Bio-Implant or Carrier Allografts. The amount payable by Osteotech to satisfy its reimbursement obligation in the preceding sentence shall equal (i) the End User Fee for such Carrier Allografts returned to Osteotech minus the Service Fee payable to Osteotech for such Carrier Allografts in accordance with Appendix C or (ii) the End User Fee for such Bio-Implant Allografts returned to Osteotech minus the Service Fee that would have been retained by Osteotech in accordance with Appendix E, as the case may be.

11.5      Survival

          The provisions of this Agreement set forth in Section 7, 8, 9, and 10, and any other provisions which by their terms survive termination, and any remedies for the breach thereof, shall survive the termination of this Agreement.

11.6      Damages

          Except as otherwise set forth herein, each party hereto shall be entitled to recover any and all damages that such party shall have sustained directly as a result of the breach by the other party hereto of any of the terms of this Agreement provided that no party shall be entitled to recover lost profits or other consequential damages. Termination of this Agreement for any reason shall be without prejudice to LifeNet or any Alliance Partners' or Osteotech's right to receive all payments accrued and unpaid on the effective date of termination and shall not release either party hereto from any liability which at such time has already accrued or which thereafter accrues from a breach or default prior to such expiration or termination, nor affect in any way the survival of any other right, duty or obligation of either party hereto which is expressly stated elsewhere in this Agreement to survive such termination.

11.7      Termination for Change of Ownership or Control.

          In the event that 50% or more of Osteotech's voting stock is controlled by either Regeneration Technologies or Medtronic Sofamor Danek or any entity under the control of either of those two organizations, then LifeNet shall have the right to terminate this Agreement for both Carrier and Bio-implant Allografts upon ninety (90) days written notice to Osteotech.

11.8 In the event that Osteotech were to establish a relationship with either Regeneration Technologies or Medtronic Sofamor Danek or any entity under the control of either of those two organizations, involving the transfer and/or processing of any allograft tissue, then LifeNet shall have the right to terminate this Agreement for both Carrier and Bio-implant Allografts upon ninety (90) days written notice to Osteotech.

11.9      Donor Sources

          11.9.1 In the event that Osteotech should, directly or through another organization, acquire, recover or process donors directly from hospitals, funeral homes, or Medical Examiner Offices that are located within the Primary Service Area and/or hospitals designated by HCFA to LifeNet and/or its OPO Recovery Partners and/or LifeNet's Alliance Partners and/or their OPO Recovery Partners in the Primary Service Area, as described in Appendix A, then LifeNet may terminate this Agreement upon ninety (90) days written notice to Osteotech.

          11.9.2 LifeNet shall not have the right to terminate this Agreement, pursuant to Section 11.9.1, to the extent Osteotech acquires, recovers or processes donors from or for any HCFA designated Organ Procurement Organization (OPO).

          11.9.3 LifeNet shall not have the right to terminate this Agreement, pursuant to Section 11.9.1, to the extent Osteotech acquires, recovers or processes donors from or for the American Red Cross Tissue Services, Musculoskeletal Transplant Foundation, [*].

          11.9.4 LifeNet shall not have the right to terminate this Agreement, pursuant to Section 11.9.1, if Osteotech acquires, recovers or processes donors from or for American Tissue Services Foundation (ATSF) exclusively within the

----------
[*] Certain portions of this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment with respect to such omitted portions has been requested.

                    service area designated by HCFA to Indiana Organ Procurement Organization (IOPO).

          11.9.5    LifeNet's  right to terminate  this  Agreement,  pursuant to
                    Section 11.9.1, shall not be effective until six (6) months following the Effective Date of this Agreement.

11.10     Termination for Loss of Valid Patent Claims

          During the term of this Agreement, in the event that the claims of any of the Osteotech Patent(s) in Appendix F covering the Carrier Allograft(s) should be determined to be invalid by a court of law or the U.S. Patent and Trade Office in a non-appealable final judgment and no longer cover the Carrier Allograft(s) under this Agreement, then Osteotech agrees that LifeNet may, at its sole option, terminate this Agreement at any time upon ninety (90) days written notice to Osteotech solely as to the Carrier Allografts covered by such invalidated patent claims, provided that this Agreement shall remain in effect with respect to Bio-Implant Allografts and any Carrier Allografts not covered by such invalidated patent claims.

12.0      Dispute Resolution

12.1      Mediation

          12.1.1 Any dispute, controversy or claim arising out of or related to this Agreement, or the interpretation, application, breach, termination or validity thereof, shall, before the commencement of any legal proceedings with respect thereto, first be mediated through non-binding mediation in accordance with the Model Procedures for the Mediation of Business Disputes promulgated by the CPR Institute for Dispute Resolution, or successor thereof ("CPR") then in effect, except where those rules conflict with these provisions, in which case these provisions control. A mediation can be initiated upon either party sending a written notice to the other party stating an intent to initiate mediation. The mediation shall be conducted in the Commonwealth of Virginia and shall be attended by a senior executive with authority to resolve the dispute from each party.

          12.1.2 The mediator shall be neutral, independent, disinterested and impartial and shall be selected from a professional mediation firm.

          12.1.3 The parties shall promptly confer in an effort to select a mediator by agreement. In the absence of such an agreement within 10 days of initiation of the mediation, the mediator shall be selected by CPR in accordance with this Agreement as follows: CPR shall provide the parties with a list of at least 15 names. Each party shall exercise challenges for cause, two peremptory challenges, and rank the remaining candidates within 5 working days of receiving the CPR list. The parties may together interview the three top-ranked candidates for no more than one hour each and, after the interviews, may each exercise one peremptory challenge. The mediator shall be the remaining candidate with the highest aggregate ranking.

          12.1.4 The mediator shall confer with the parties to design procedures to conclude the mediation within no more than 45 days after initiation. Under no circumstances may the commencement of any legal proceedings under Article 12 be delayed more than 45 days by the mediation process specified herein absent contrary written agreement of the parties.

          12.1.5 Each party agrees not to use the period or tendency of the mediation to disadvantage the other party procedurally or otherwise. No statements made by either side during the mediation may be used by the other or referred to during any subsequent proceedings.

          12.1.6 Each party has the right to pursue provisional relief from any court, such as attachment, preliminary injunction, repleven, etc., to avoid irreparable harm, maintain status quo, or preserve the subject matter of the dispute or claim, even though mediation has not been commenced or completed.

13.0      Miscellaneous

13.1      Terms of Payment for Services

         13.1.1     Service Fees for Carrier Allografts

                    The Service Fees for Carrier Allografts from LifeNet and/or its Alliance Partners will be due to Osteotech no later than ninety (90) days after LifeNet's or a LifeNet Alliance Partner's invoicing of such Carrier Allografts to Customers. LifeNet and/or its Alliance Partners shall use its best efforts to send such invoices to its Customers promptly after such Carrier Allografts are shipped to such Customers.

          13.1.2    Service Fees for Bio-Implant Allografts

                    The net amount of the End User Fee for Bio-Implant Allografts from Osteotech, minus the Osteotech Service Fee, will be due to LifeNet or its Alliance Partners no later than ninety (90) days after Osteotech's invoicing of such Bio-Implant Allografts to Customers. Osteotech shall use its best efforts to send such invoices to its Customers promptly after such Bio-Implant Allografts are shipped to such Customers. In the event of a change in the Distribution Election in Section 5.7.1, then the Service Fees for Bio-Implant Allografts from LifeNet will be due to Osteotech no later than ninety (90) days after LifeNet's or a LifeNet Alliance Partner's invoicing of such Bio-Implant Allografts to Customers.

13.2      Claims and Data

                    LifeNet and Osteotech will jointly review any relevant claims such as sterility, viral inactivation, and other aspects of Allograft performance. LifeNet will have access to Osteotech's Carrier and Bio-Implant clinical data pertaining to Carrier and Bio-Implant Allografts produced by Osteotech under this Agreement.

13.3      Tissue Processing, Handling and Disposition

          13.3.1 For all tissue sent by LifeNet and its Alliance Partners to Osteotech under this Agreement, Osteotech agrees to:

                    13.3.1.1 Maintain adequate records of the processing and testing of all such tissue and the Allografts produced from all such tissue; 13.3.1.2 Maintain adequate records of the disposition of all tissue and the Allografts and any other tissue grafts produced from such tissue;

                    13.3.1.3 Consult with LifeNet and/or its Alliance Partners regarding the disposition of any tissue that is not suitable to produce the Allografts under this Agreement and to destroy or return all such unacceptable tissue to LifeNet and/or its Alliance at their direction; and

                    13.3.1.4 Process, handle, and dispose of all such tissue according to any applicable federal and state regulations and current FDA and AATB regulations and guidelines.

          13.3.2 For all tissue sent by LifeNet and its Alliance Partners to Osteotech under this Agreement, LifeNet and its Alliance Partners agree to:

                    13.3.2.1 Maintain adequate records of the recovery, testing and processing (to the extent applicable) of all such tissue.

                    13.3.2.2 Recover, test, handle and dispose of all such tissue according to any applicable federal and state regulations, and current FDA and AATB regulations and guidelines.

13.4      Trade Secrets and Confidentiality

          Under this Agreement, both LifeNet and Osteotech agree to disclose to the other certain trade secrets and Confidential Information related to processes, SOPs, validations, and techniques as may be necessary. Each party agrees, under the confidentiality provisions of this Agreement, to maintain such trade secrets related to processes, SOPs, and procedures as "Confidential". Information related to SOPs, processes, and procedures may include, but are not limited to:

          13.4.1    Allowash(TM)

          13.4.2    Demin(TM)

          13.4.3    Graftech(TM)

          13.4.4    bio-d(R)Threaded Cortical Bone Dowel

          13.4.5    Grafton(R)DBM

          13.4.6    LifeNet Demineralization Technology (PAD(TM))

          13.4.7    Donor Information

          13.4.8    Process Validation

          13.4.9    FDA Regulatory Citations and Compliance

13.5      Audits

          13.5.1 Each party agrees to permit the other to inspect its facilities and review non-financial records, procedures, and the like which are specifically and directly related to the production and quality assurance of Allografts as may be required by FDA regulations and AATB standards under this Agreement, provided that such audit shall fall under the confidentiality provisions of the Agreement and shall not disclose any trade secrets of the other party. Any such inspections would be performed upon reasonable notice during normal business hours; would identify the staff that will perform such inspection; would maintain as confidential any information or observation made as part of such inspection; would be conducted in an appropriate manner and would not unnecessarily interfere with operations; and, as applicable, would result in a written report of the results of the inspection being provided to the other party.

          13.5.2 Each party agrees to permit the other to inspect the financial transactions between the parties, provided such audit is only directed to the financial transactions related to this Agreement which are specifically and directly related to Allografts and provided that such audit shall fall under the confidentiality provisions of the Agreement. Any such inspections would be performed upon reasonable notice during normal business hours; would identify the staff that will perform such inspection; would maintain as confidential any information or observation made as part of such inspection; would be conducted in an appropriate manner and would not unnecessarily interfere with operations and, as applicable, would result in a written report of the results of the inspection being provided to the other party. of the inspection.

13.6      Regulatory Inspections and Reports

          Each  party   agrees  to  provide   each  other  with  copies  of  all
          correspondence with and from the FDA that is directly related to Allografts covered by this Agreement, including, but not limited to inspection reports, enforcement actions, or other documents regarding the federal regulatory status of the other party's Allografts that are currently distributed, or components thereof as covered in this Agreement. Such documents shall be forwarded to the parties within ten
          (10) business days of receipt.

13.7      Research Tissue for Development

          LifeNet agrees to provide to Osteotech, as may be necessary, research tissue for the development of Allografts under the terms of the Materials Transfer Agreement, dated June 27, 2001, the conditions and terms of which will be extended for the term of this Agreement (see Appendix G).

13.8      Priority for Use of Tissues

          [*]

13.9      Tissue Supply

          Pursuant to the conditions of Sections 4.9.2, 5.1.5 and 13.8, in the event that the supply of LifeNet's and LifeNet's Alliance Partners' human allograft bone tissue, which is available to produce Carrier and/or Bio-Implant Allografts under this Agreement, is greater, at any time, than is required to meet the conditions of this

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                                       42

          Agreement, then LifeNet can, at its sole option, enter into any agreement with a third party to produce any other human tissue-based allografts.

13.10     Product Recall/Corrective Action

          13.10.1 In the event any governmental agency shall request or order, or if the parties shall mutually determine to undertake after notice to and consultation with the other party, a corrective action with respect to any Carrier or Bio-Implant Allografts produced under this Agreement, that is a result of any negligent actions of Osteotech, including any recall, corrective action or market action, caused by or contributed to by a breach by Osteotech of any of its warranties, representations, obligations or covenants contained herein, then Osteotech shall reimburse LifeNet or any Alliance Partners for the reasonable costs of such recall or action.

          13.10.2 In the event any governmental agency shall request or order, or if the parties shall mutually determine to undertake after notice to and consultation with the other party, a corrective action with respect to any Carrier or Bio-Implant Allografts produced under this Agreement, that is a result of any negligent actions of LifeNet or any of its Alliance Partners, including any recall, corrective action or market action caused by or contributed to by a breach by LifeNet or any of its Alliance Partners of any of their respective warranties, representations, obligations or covenants contained herein, then LifeNet and/or the LifeNet Alliance Partner, as the case may be, shall reimburse Osteotech for the reasonable costs of such recall or action.

          13.10.3 LifeNet and its Alliance Partners shall have the right to discontinue this Agreement related to any Carrier or
                    Bio-Implant Allograft which is the subject of a recall pursuant to Section 13.10.1. Osteotech shall have the right to discontinue this Agreement related to any Carrier or Bio-Implant Allograft which is the subject of a recall pursuant to Section 13.10.2. Such notification shall be made to either party in writing.

13.11     Publicity

          Neither party hereto shall originate any publicity, news release, or other announcement, written or oral, whether to the public press, the trade, LifeNet's or Osteotech's customers or otherwise, relating to this Agreement, or to performance hereunder or the existence of an arrangement between the parties without providing the other party advance notice of such disclosure pursuant to this Section 13.11. Neither party shall use the name of the other party or any of its Affiliates or Alliance Partners for advertising or promotional purposes without the prior written consent of such party.

13.12     Headings

          The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

13.13     Notices

          All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be considered given and delivered when personally delivered to the party to whom such notice or communication is addressed or upon actual receipt or refusal by addressee if delivered through posting with an overnight courier or when confirmation is received if sent by facsimile or deposited in the United States mail, postage prepaid, return receipt requested, properly addressed to a party at the address set forth below, or at such other address as such party shall have specified by notice given in accordance with this Section:

          If to LifeNet:                LifeNet
                                        5809 Ward Court
                                        Virginia Beach, Virginia 23455
                                        Attention:  President and CEO
                                        Facsimile No.: 757-464-5721

          If to Osteotech:              Osteotech, Inc.
                                        51 James Way
                                        Eatontown, New Jersey 07724.
                                        Attention: President and CEO
                                        Facsimile No.: 732-542-2213

13.14     Failure to Exercise

          The failure of either party to enforce at any time for any period any provision hereof shall not be construed to be a waiver of such provision or of the right of such party thereafter to enforce each such provision. The waiver of any term or condition hereof must be in writing, signed by the party granting such waiver, and any such waiver shall not be construed as a waiver of any other term or condition of this Agreement.

13.15     Assignment

          This Agreement, or any of the rights and obligations created herein, shall not be assigned or transferred, in whole or in part, by either party hereto without the prior written consent of the other party. Assignments to a wholly-owned subsidiary of a party can be made without the prior consent of the other party.

13.16     Severability

          In the event that any one or more of the provisions (or any part thereof) contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, to the extent the economic benefits conferred by this Agreement to both parties remain substantially unimpaired, not affect the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

13.17     Relationship of the Parties

          The relationship of Osteotech and LifeNet established by this Agreement is that of independent contractors, and nothing contained herein shall be construed to (i) give either party any right or authority to create or assume any obligation of any kind on behalf of the other or (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.

13.18     Governing Law

          This Agreement shall be deemed made in, and shall be governed and construed according to the laws of the Commonwealth of Virginia without reference to the conflicts of laws provisions thereof.

13.19     Entire Agreement

          It is the desire and intent of the parties to provide certainty as to their future rights and remedies against each other by defining the extent of their undertakings herein. This Agreement constitutes and sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof and is intended to define the full extent of the legally enforceable undertakings of the parties hereto, and no promise, agreement or representation, written or oral, which is not set forth explicitly in this Agreement is intended by either party to be legally binding. Each party acknowledges that in deciding to enter into this Agreement and to consummate the transactions contemplated hereby it has not relied upon any statements, promises or representations, written or oral, express or implied, other than those explicitly set forth in this Agreement. This Agreement supersedes all previous understandings, agreements and representations between the parties, written or oral, with respect to the subject matter hereof.

13.20     Counterparts

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.21     Expenses

          Each party shall pay all of its own fees and expenses (including all legal, accounting and other advisory fees) incurred in connection with the negotiation and execution of this Agreement and the arrangements contemplated hereby.

13.22     Modifications and Amendments

          This Agreement shall not be modified or otherwise amended except pursuant to an instrument in writing executed and delivered by each of the parties hereto.

13.23     Construction

          The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

13.24     Incorporation of Appendices

          The Appendices identified in this Agreement are incorporated herein by reference and made a part hereof.

13.25     Binding Agreement

          This Agreement is not binding on either party unless and until signed by both parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

       LifeNet                                 Osteotech,  Inc.

By:         /s/ BILL ANDERSON           By:        /s/ RICHARD W. BAUER
       ----------------------------            ----------------------------
              (Signature)                                (Signature)

               Bill Anderson                          Richard W. Bauer
       ----------------------------            ----------------------------
               (Print Name)                             (Print Name)

Title:       President and CEO          Title:        President and CEO
       ----------------------------            ----------------------------

Date:           1/4/2002                Date:            1/3/2002
       ----------------------------            ----------------------------

                                   APPENDIX A

                        LIST OF LIFENET ALLIANCE PARTNERS
                                       AND
                              PRIMARY SERVICE AREA

          PRIMARY SERVICE AREA
          LIFENET AND OPO RECOVERY PARTNERS

          [*]

          SPECIFIC DESCRIPTION OF SERVICE AREA

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                                       48

                                   APPENDIX B

                        LIST OF CARRIER ALLOGRAFTS TYPES
                   CARRIER ALLOGRAFT REQUIRED CHARACTERISITCS

          CARRIER ALLOGRAFT TYPES
          -----------------------
          [*]

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                                       49

                                   APPENDIX C

                                CARRIER ALLOGRAFT
                        OSTEOTECH SERVICE FEE PERCENTAGE

          [*]

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                                       50

                                   APPENDIX C

                                CARRIER ALLOGRAFT

                             OSTEOTECH SUGGESTED FEE
                              LIFENET END USER FEE
                              OSTEOTECH SERVICE FEE

          [*]

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                                       51

                                   APPENDIX D

                   LIFENET BIO-IMPLANT PRODUCTION PROJECTIONS

          [*]

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                                       52

                                   APPENDIX E

                              BIO-IMPLANT ALLOGRAFT
                        OSTEOTECH SERVICE FEE PERCENTAGE

          [*]

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                                       53

                                   APPENDIX E

                              BIO-IMPLANT ALLOGRAFT
                             OSTEOTECH SUGGESTED FEE
                              LIFENET END USER FEE
                              OSTEOTECH SERVICE FEE

          [*]

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                                       54

                                   APPENDIX F

                                    OSTEOTECH
                            LIST OF RELEVANT PATENTS

          [*]

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                                       55

                                   APPENDIX G


                                  CONFIDENTIAL

                          MATERIALS TRANSFER AGREEMENT

     THIS AGREEMENT is entered into as of this 27th day of June, 2001 ("Effective Date"), by and between Osteotech, Inc. ("Osteotech") having its principal place of business at 51 James Way, Eatontown, New Jersey 07724 and LifeNet ("LifeNet") having its principal place of business at 5809 Ward Court, Virginia Beach, Virginia 23455.

                                    WITNESSES

     WHEREAS, LifeNet and Osteotech hereby wish to perform an evaluation related to Osteotech Technology in the form of Bone Formulations applied to LifeNet research bone tissue which may utilize LifeNet Technology in the demineralization of such research bone tissue.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises contained in this Agreement, Osteotech and LifeNet hereby agree as follows:

                                   DEFINITIONS

     "Osteotech Technology" shall mean patents, patents pending, know how, and all proprietary technology owned or controlled by Osteotech as of the Effective Date, that relates to and/or is useful in the production of allograft Bone Formulations derived from human allograft bone tissue.

     "LifeNet Technology" shall mean patents, patents pending, know how, and all proprietary technology owned or controlled by LifeNet as of the Effective Date, that relates to and/or is useful in the production of demineralized bone derived from human allograft bone tissue for use in allograft Bone Formulations.

     "Bone Formulations" shall mean formulations of human allograft bone tissue developed utilizing Osteotech Technology.

     "Studies" shall mean any research and/or evaluation of Bone Formulations using Osteotech Technology and/or LifeNet Technology.

     "Research Samples" or "Research Test Samples" shall mean human-derived allograft tissue to be use only for research as described in this Agreement. Research Samples may only be utilized for which there is documented evidence of consent that such tissue may be used for research purposes.

                                   ARTICLE I
                              TRANSFER OF MATERIALS

1.1 LifeNet may transfer to Osteotech, Research Tissue Samples of human-derived allograft bone tissue ("Materials") to which LifeNet may apply LifeNet Technology as described under this Agreement.

1.2 Osteotech may transfer to LifeNet, Research Tissue Samples of human-derived allograft bone tissue ("Materials") to which Osteotech may apply Osteotech Technology as described under this Agreement.

1.3 Osteotech and LifeNet will have a right to use the results of Studies for its internal use only and shall not publish or otherwise use such results without the mutual written consent of the other party, except that LifeNet may share results of studies with DePuy AcroMed, Inc.

1.4 Research Test Samples that may be provided to Osteotech for these Studies WILL NOT BE SUITABLE FOR TRANSPLANTATION but will have been tested by LifeNet and determined acceptable for RESEARCH PURPOSES ONLY according to LifeNet Standards of Practice. Osteotech agrees to ensure that all persons or parties who work with Research Test Samples for the purposes of this Agreement will handle such materials as a POTENTIAL HUMAN BIOHAZARD and utilize acceptable medical biohazard precautions and assume responsibility for the proper storage, disposal, handling, and/or return to LifeNet upon completion of the Studies.

1.5 Both Osteotech and LifeNet agree to provide each other with a summary research protocol, if applicable, of the research and evaluation to be performed using Research Test Samples.

                                   ARTICLE II
                                 CONFIDENTIALITY

2.1 The results of the Studies and any confidential information belonging to Osteotech or LifeNet shall be subject to the conditions of the Nondisclosure Agreement signed between the parties on May 14, 2001 between LifeNet, Osteotech, and DePuy AcroMed.

2.2 Neither the Osteotech Technology nor the LifeNet Technology shall be used for the benefit of any third parties.

                                  ARTICLE III
                         RESEARCH MATERIAL DOCUMENTATION

3.1 Osteotech agrees to document the disposition and use of such Research Test Samples sent by LifeNet and shall provide to LifeNet such documentation in a manner acceptable to LifeNet Research and Development Policy. Upon reasonable request, Osteotech shall provide such documentation to LifeNet.

                                   ARTICLE IV
                              INTELLECTUAL PROPERTY

4.1 During the term of the Agreement(s), new technologies or improvements to existing technologies, as a direct result of this cooperative research between Osteotech and LifeNet may be developed by either party or cooperatively. The intellectual property rights of such new or improved technologies shall be as follows:

     4.1.1. Osteotech Derivative Technology

            In the event that during the term of the agreement(s), an employee(s), or contract worker(s) of Osteotech, alone conceives of an improvement, invention or discovery relating to a new technology or improvement to an existing technology, such improvement, invention, or discovery of Osteotech, and any corresponding proprietary rights throughout the world, shall be the property of Osteotech.

     4.1.2. Joint Derivative Technology

            In the event that during the term of the Agreement(s), an employee(s) or contract worker(s) of Osteotech and LifeNet, jointly conceives of an improvement, invention or discovery relating to a new technology or improvement to an existing technology, such improvement, invention or discovery and any corresponding proprietary rights throughout the world shall be owned by Osteotech and LifeNet.

     4.1.3. LifeNet Derivative Technology

            In the event that during the term of the Agreement(s), an employee(s), or contract worker(s) of LifeNet, alone conceives of an improvement, invention or discovery relating to a new technology or improvement to an existing technology, such improvement, invention, or discovery of LifeNet, and any corresponding proprietary rights throughout the world, shall be the property of LifeNet.

                                   ARTICLE V
                              TERM AND TERMINATION

5.1  Unless sooner  terminated or extended,  this Agreement  shall terminate one
     (1) years from the Effective Date. Upon mutual consent of both parties, this Agreement may be extended beyond the termination date. Each party may terminate this Agreement, with or without cause, upon thirty (30) days prior written notice to the other. The provisions of this Article II shall remain effective for a period of three (3) years from the date of disclosure and shall survive the termination or expiration of this Agreement.

                                   ARTICLE VI
                                  MISCELLANEOUS

6.1 If any provision or provisions of this Agreement shall be held invalid, illegal, or unenforceable, the validity legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.2 The parties acknowledge that they have read and understand this Agreement, and that this agreement is the complete agreement between the parties and supersedes all proposals and prior agreements, whether written or oral, and all other communications between the parties relating to the subject matter of this Agreement. The parties further acknowledge that this Agreement cannot be modified except by mutual agreement of both parties.

6.3 Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the parties transmitting the same by facsimile transmission. Counterparts with original signatures shall be provided, to the other party with five (5) days of the applicable facsimile transmission, provided, however, that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of the Agreement. If executed in counterparts, the Agreement will be as effective as if simultaneously executed.

6.4 The scope of this Agreement is related only to cooperative research and evaluation for Bone Formulations between LifeNet and Osteotech and does not constitute an agreement or offer by either party to license any proprietary or intellectual property or otherwise to form a business relationship. Also, this Agreement does not represent an exclusive arrangement between the parties and either party is free to work on similar projects with third parties so long as there is no use or disclosure of information considered as confidential under this Agreement.

     IN WITNESS WHEREOF, Osteotech and LifeNet have caused this Agreement to be executed by their respective duly authorized representatives as set forth below. This Agreement shall be effective as the Effective Date.

        LifeNet                                    Osteotech, Inc.


By:      /s/ Bill Anderson                  By:      /s/ James Russell
      ---------------------------                 ---------------------------
             (Signature)                                 (Signature)

            Bill Anderson                              James L. Russell
      ---------------------------                 ---------------------------
            (Print Name)                                 (Print Name)

Title:    President and CEO                  Title:        EVP/CSO
      ---------------------------                 ---------------------------

Date:    6/27/01                            Date:    6/28/01
      ---------------------------                 ---------------------------

                                   APPENDIX H

                                     LIFENET
                            LIST OF RELEVANT PATENTS

[*]

----------
[*] Certain portions of this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment with respect to such omitted portions has been requested.



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